SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

  Southside Bancshares, Inc                          Southside Capital Trust I
--------------------------------------------------------------------------------
 (Exact name of registrant                           (Exact name of registrant
as specified in its charter)                        as specified in its charter)

Texas              75-1848732              Delaware                Applied For
--------------------------------------------------------------------------------
(State or other   (IRS Employer          State or other           (IRS Employer
jurisdiction of  Identification         jurisdiction of           Identification
 incorporation        No.)              incorporation or               No.
or organization)                          organization

         1201 S. Beckham                            1201 S. Beckham
         Tyler, Texas 75701                         Tyler, Texas 75701
         (903) 531-7111                             (903) 531-7111
--------------------------------------------------------------------------------
(Address, including Zip Code, and         (Address, including Zip Code, and
telephone number, including area          telephone number, including area
code, of registrant's principal           code, of registrant's principal
executive offices)                        executive offices)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [x]

Securities  Act  registration   statement  file   numbers  to  which  this  form
relates........... 333-49889 and 333-49889-01

Securities to be registered pursuant to Section 12(b) of the Act:   None

         Title of each class                  Name of each exchange on which
         to be so registered                  each class is to be registered

         None                                 Not applicable


Securities to be registered pursuant to Section 12(g) of the Act:

         ____% Cumulative Trust Preferred Securities
         ____% Junior Subordinated Deferrable  Interest Debentures of  Southside
               Bancshares, Inc.
         Southside Bancshares, Inc. guarantee with respect to the ____% Cumulative Trust Preferred Securities
--------------------------------------------------------------------------------




                                Page 1 of 3 Pages

ITEM 1. Description of Securities To Be Registered.
        ------------------------------------------

     The information is set forth under the captions "Description of the Preferred Securities," "Description of the Junior Subordinated Debentures" and "Description of the Guarantee" in the prospectus contained in the Form S-2 Registration Statement of Southside Bancshares, Inc. and Southside Capital Trust I as filed with the Securities and Exchange Commission on April 10, 1998 (File Nos. 333-49889 and 333-49889-01) which is incorporated herein by reference.

Item 2. Exhibits*
        ---------

     1. Form of Certificate for the ___% Trust Preferred Securities of Southside Capital Trust I (included as an exhibit to Exhibit 4.6 to the Form S-2 Registration Statement of Southside Bancshares, Inc. and Southside Capital Trust I, File Nos. 333-49889 and 333-49889-01, as filed with the Securities and Exchange Commission on April 10, 1998).

     2. Trust Agreement of Southside Capital Trust I (Exhibit 4.4 to the Form S-2 Registration Statement of Southside Bancshares, Inc. and Southside Capital Trust I, File Nos. 333-49889 and 333-49889-01, as filed with the Securities and Exchange Commission on April 10, 1998).

     3. Form of Amended and Restated Trust Agreement of Southside Capital Trust I (Exhibit 4.5 to the Form S-2 Registration Statement of Southside Bancshares, Inc. and Southside Capital Trust I, File Nos. 333-49889 and 333-49889-01, as filed with the Securities and Exchange Commission on April 10, 1998).

     4.   Form of ___% Junior Subordinated  Debenture (included as an exhibit to
          Exhibit 4.1 to the Form S-2 Registration Statement of Southside Bancshares, Inc. and Southside Capital Trust I, File Nos. 333-49889 and 333-49889-01, as filed with the Securities and Exchange Commission on April 10, 1998).

     5.   Form of  Indenture  with respect to Southside  Bancshares,  Inc.  ___%
          Junior Subordinated Debentures (Exhibit 4.1 to the Form S-2 Registration Statement of Southside Bancshares, Inc. and Southside Capital Trust I, File Nos. 333-49889 and 333-49889-01, as filed with the Securities and Exchange Commission on April 10, 1998).

     6. Form of Guarantee Agreement for Southside Capital Trust I (Exhibit 4.7 to Form S-2 Registration Statement of Southside Bancshares, Inc. and Southside Capital Trust I, File Nos. 333-49889 and 333-49889-01, as filed with the Securities and Exchange Commission on April 10, 1998).

* Exhibits containing a parenthetical reference in their description are incorporated herein by reference from the documents described in the parenthetical reference.





                                Page 2 of 3 Pages

                                                     SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-A registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 12, 1998

                                           SOUTHSIDE BANCSHARES, INC.



                                           By:    /s/ Sam Dawson
                                                  ------------------------------
                                                  Sam Dawson


                                           SOUTHSIDE CAPITAL TRUST I



                                           By:    /s/ Sam Dawson
                                                  ------------------------------
                                                  Sam Dawson
                                                  Administrative Trustee



                                           By:    /s/ Lee Gibson
                                                  ------------------------------
                                                  Lee Gibson
                                                  Administrative Trustee





                                Page 3 of 3 Pages